UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 2, 2005



                                SUPERCLICK, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Washington                                                   52-2219677
(State or Other Jurisdiction of   (Commission File Number)  (I.R.S. Employer Identification
        Incorporation)                                                    No.)
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         5001 LBJ Freeway, Suite 700 PMB 173 Dallas TX 75244
        (Address of principal executive offices)     (Zip Code)

                         (858) 518 - 1387 (Registrant's
                     telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers


On April 28, 2005, Superclick, Inc. and John Glazik mutually agreed to terminate Mr. Glazik's position as President and Chief Executive Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal;

On April 28, 2005, Superclick, Inc. and Claude Smith mutually agreed to terminate Mr. Smith's position as Chief Financial Officer and to close its executive offices in Dallas, Texas due to the Company's decision to relocate its administrative center to its operations in Montreal;

Effective April 28, 2005 the Board of Directors appointed Sandro Natale to serve as interim Chief Executive Officer and Todd M. Pitcher to serve as interim Chief Financial Officer and Principal Accounting Officer of the Company.

Mr. Natale is a founder of Superclick, Inc. and has been VP of Business Development since its inception. Mr. Pitcher is the Chairman of Superclick, Inc. and has served in that capacity since January 2003.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

      EXHIBIT 99.1 Press Release


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                      Superclick, Inc.

                                                      /s/ Sandro Natale
                                          --------------------------------------
                                              Interim Chief Executive Officer
                                          (Authorized Officer of the Registrant)
Date: May 2, 2005